Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Fourth Amendment”) is made as of this      day of October, 2009 by and among:

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party hereto;

the BORROWERS party hereto;

the GUARANTORS party hereto;

the LENDERS party hereto; and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent, and Swing Line Lender.

BACKGROUND:

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) dated as of July 31, 2008 by and among (i) the Borrowers, (ii) the Guarantors, (iii) the Lenders, and (iv) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent, and Swing Line Lender.  The Loan Parties, the Agents, and the Lenders desire to amend certain terms and conditions of the Credit Agreement as set forth herein.  In addition, the Lead Borrower has notified the Administrative Agent that Twin Brook is to be liquidated.  Accordingly, it is hereby agreed as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.             Amendment to Article I.  The definition of Permitted Indebtedness is hereby amended by deleting the figure “$5,000,000” contained in subparagraph (d) thereof, and replacing it with the figure “$25,000,000”.

3.             Amendment to Article VII.  The provisions of Section 7.18 are hereby deleted in their entirety, and the following is inserted in their place:

7.18  Foreign Transfers

Permit the Loan Parties located within the United States to make intercompany transfers outside the ordinary course of business to their Affiliates in Canada, Asia and/or Puerto Rico, except that, so long as (a) no Default shall have occurred and be continuing prior to or immediately after giving effect to any transfer described below or would result therefrom and

(b) prior to, and on a projected pro forma basis for the six months immediately following, and after giving effect to, any transfer described below, Excess Availability will be greater than or equal to $50,000,000, the Loan Parties located within the United States may:

(i)  Make intercompany transfers outside the ordinary course of business of not more than $5,000,000 per Fiscal Year in the aggregate to their Affiliates in Canada;

(ii)  Make intercompany transfers outside the ordinary course of business of not more than $5,000,000 per Fiscal Year to their Affiliates in Asia; and

(iii)  Make intercompany transfers outside the ordinary course of business of not more than $2,500,000 per Fiscal Year to their Affiliates in Puerto Rico.

4.             In accordance with the provisions of Section 7.04(c) of the Credit Agreement:

(a)           The Lead Borrower hereby warrants and represents to the Agents and the Lenders, and hereby confirms that:

(i)         All of the assets of Twin Brook (other than any cash to be paid in connection with the termination of outstanding insurance policies of Twin Brook) will be distributed to the Lead Borrower, all of the non-insurance liabilities and obligations of Twin Brook will be assumed by the Lead Borrower, and Twin Brook will be maintained as a “shell entity” which will not be permitted to have assets or liabilities or transact business;

(ii)        The Lead Borrower shall provide prompt written notice to the Collateral Agent on the date that the foregoing actions occur (the “Effective Date”);

(iii)       The Lead Borrower warrants and represents that the liabilities and obligations to be assumed from Twin Brook shall not exceed $750,000 each year;

(iv)       Upon the Effective Date:

(1)           All of the former assets of Twin Brook transferred to the Lead Borrower, including, without limitation, the equity interests in Services Company, are and shall be subject to the first, perfected lien and security interest granted to the Collateral Agent for the benefit of the Credit Parties pursuant to the Security Agreement; and

(2)           The Lead Borrower shall execute and deliver to the Collateral Agent all documents, instruments, and agreements that the Collateral Agent may reasonably require in order to ensure that such lien and security interest granted to the Collateral Agent attaches and is perfected, including without limitation, a pledge agreement covering the equity interests in Services Company substantially in the form annexed hereto marked Exhibit “A”, subject to such changes as are mutually agreed to by the Lead Borrower and the Collateral Agent, along with any documentation evidencing the same.

(b)           The Agents and the Lenders hereby confirm that upon the Effective Date and satisfactory completion of the requirements set forth in subparagraph A(iv)(2) above, Twin Brook will automatically cease to be a Guarantor under the Credit Agreement.

5.             Ratification of Loan Documents; Waiver of Claims.

(a)           Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b)           Each of the Loan Parties hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(c)           Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Fourth Amendment, all of them are hereby expressly WAIVED, and the each of the Loan Parties hereby RELEASES the Agents and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

6.             Conditions to Effectiveness.  This Fourth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)           The Administrative Agent shall have received counterparts of this Fourth Amendment duly executed and delivered by each of the parties hereto.

(b)           All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Fourth Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)           After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.

7.             Miscellaneous.

(a)           This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

(b)           This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)           Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fourth Amendment.

(d)           The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Fourth Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Fourth Amendment.

(e)           The Loan Parties shall pay all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution, and delivery of this Fourth Amendment and related documents.  The Loan Parties hereby acknowledge and agree that the Administrative Agent may charge the Loan Account to pay such costs and expenses.

(f)            THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have hereunto caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

THE CHILDREN’S PLACE RETAIL STORES, INC., as Lead Borrower and as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance & Administration

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President

THE CHILDRENSPLACE.COM, INC., as a Guarantor

By:	/s/ Adrienne Urban
Name:	Adrienne Urban
Title:	Treasurer

THE CHILDREN’S PLACE (VIRGINIA), LLC, as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	President

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	President

TWIN BROOK INSURANCE COMPANY, INC., as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	President

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent, Swingline Lender and as a Lender

By:	/s/ Jennifer Bianchette
Name:	Jennifer Bianchette
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	Vice President

HSBC BUSINESS CREDIT (USA) INC., as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title: